UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 18, 2008

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Victor C. Moses, age 60, Senior Vice President – Actuarial & Risk of Genworth Financial, Inc. (the “Corporation”), announced on June 18, 2008 that he is retiring effective October 1, 2008.

Item 8.01. Other Events

On June 19, 2008, the Corporation announced that Kevin D. Schneider has been promoted to Senior Vice President – Genworth. Mr. Schneider, President and CEO – U.S. Mortgage Insurance, now assumes full operating responsibility for the Corporation’s U.S. Mortgage Insurance segment. Mr. Schneider’s appointment will be effective July 1, 2008. Thomas H. Mann, Executive Vice President – Genworth, previously responsible for the U.S. Mortgage Insurance segment, will remain responsible for the Corporation’s International segment.

In addition, on June 19, 2008, the Corporation announced that Mark W. Griffin, Senior Vice President – Chief Investment Officer, will be resigning his position effective June 30, 2008 to pursue other career interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: June 20, 2008	By:	/s/ Leon E. Roday
Leon E. Roday Senior Vice President, General Counsel and Secretary